                                                                   EXHIBIT 10.13

                                [ILLUMINET LOGO]

                            MASTER SERVICE AGREEMENT

                            MASTER SERVICE AGREEMENT

                                TABLE OF CONTENTS

SECTION        TITLE                                  PAGE
-------        -----                                  ----
I              Scope and Structure                      2
II             Compensation                             3
III            Proprietary Information                  3
IV             Resolution of Disputes                   4
V              Successors and Assigns                   5
VI             Independent Contractors                  6
VII            Indemnification                          6
VIII           Limitation of Liability                  7
IX             Year 2000 Compliance                     7
X              Compliance With Laws                     7
XI             Force Majeure                            8
XII            Amendments and Waivers                   8
XIII           Notices                                  9
XIV            Governing Law                            9
XV             Severability                             9
XVI            No Third Party Beneficiaries             9
XVII           Integration                              9
XVIII          Survival                                 9
XIX            Attorneys' Fees and Costs               10
XX             Headings                                10
XXI            Term                                    10
XXII           Execution In Counterparts               10
XXIII          Incorporation by Reference              11
Signatures                                             11
Attachment A   Participating Companies

      THIS MASTER SERVICE AGREEMENT, made and executed to be effective the day and year set forth on the signature page of this Agreement, by and between ILLUMINET, INC., a Delaware corporation ("ILLUMINET"), and the entities identified on Attachment A annexed hereto, (individually referred to as "Company" and collectively as "Companies").

W I T N E S S E T H:

        WHEREAS, ILLUMINET is a corporation which was formed by telecommunications companies situated throughout the United States of America and for several years has been providing database management, billing services, general administrative services, revenue administration services, and other services beneficial to the telecommunications industry; and

        WHEREAS, ILLUMINET operates a signaling network based on Signaling System 7 ("SS7") protocol to effect the transport of data from and to the switches of local exchange carriers and other services ("SIGNET 7(R) Services"); and

        WHEREAS, the Company provides a variety of telecommunications services to its subscribers and wishes to provide new and improved services utilizing SIGNET 7(R) Services; and

        WHEREAS, in connection with the offering of SIGNET 7(R) Services, ILLUMINET shall maintain an Independent Line Information Database ("Independent LIDB") which will serve as the mechanism for the storage of database information of all participants; and

        WHEREAS, the Company may participate in SIGNET 7(R) Services without first upgrading its switch center to SS7 protocol, by providing line information data to the Independent LIDB.

        NOW, THEREFORE, in consideration of the covenants and undertakings herein contained and the mutual benefits to be derived herefrom, the adequacy of which consideration is hereby acknowledged, ILLUMINET and the Company agree as follows:

                         SECTION I: SCOPE AND STRUCTURE

        A. This Master Service Agreement specifies the general terms and conditions pursuant to which ILLUMINET will perform certain services for the Company. Additional terms and conditions pursuant to which the parties may perform specific services or types of services will be set forth in "Modules" that will be made and entered into by and between the parties, and upon the execution of each such Module, shall be attached to and incorporated herein to this Master Service Agreement and be subject to the terms and conditions of this Master Service Agreement. Unless otherwise specified herein or implicit in the context hereof, the term "Master Service Agreement" used herein shall include any and all Modules hereto in effect from time to time.

      B. Each Module incorporated in this Master Service Agreement shall contain its own expiration and termination provisions and shall expire or terminate individually in accordance with such provisions. This Master Service Agreement shall remain in full force and effect in accordance with its terms from its effective date until it expires or is terminated in accordance with the provisions hereof, even if no Modules are in effect at any given time.

      C. In the event of any conflict or inconsistency between the provisions of this Master Service Agreement (excluding Modules) and any individual Module of this Master Service Agreement, the provisions of the Module shall control.

      D. ILLUMINET warrants that all services provided pursuant to this Master Services Agreement, including all Modules hereunder, shall operate in substantial accordance with ILLUMINET's corresponding User Guides, provided that Company uses such services in substantial accordance with such User Guides.

                      SECTION II:   COMPENSATION

      The parties agree that the compensation to be paid by either party to the other for services performed pursuant to this Master Service Agreement shall be as specified in the applicable Module of this Master Service Agreement. Each party agrees to pay the other party the compensation stated in each executed Module, in accordance with all of the terms and conditions of such Module and this Master Service Agreement. All payments made under this Master Service Agreement shall be made in U.S. currency.

                SECTION III:   PROPRIETARY INFORMATION

      A. All information or other data relating to either party's business activities which is disclosed by said party to the other party in connection with this Master Service Agreement and/or any Module hereto, and designated as proprietary or confidential information (hereinafter referred to as "Proprietary Information") will be safeguarded and kept confidential by the other party to the same extent that the other party protects its own proprietary and confidential information, and shall be deemed the property of the disclosing party. Such Proprietary Information in tangible form, and all reproductions thereof, shall be returned to the disclosing party upon its request. The receiving party shall not disclose or release any such Proprietary Information without written authority from the disclosing party, to anyone other than an employee, contractor, agent, attorney or affiliated company having a need for such Proprietary Information in furtherance of the performance of services. The receiving party shall require any person not its employee to whom it discloses or releases any such Proprietary Information of the other party to sign an agreement to protect the confidentiality of such Proprietary Information as provided in this Agreement, prior to such disclosure or release.

        B. Upon the expiration or termination of this Master Service Agreement, each party, at the request of the other party, shall promptly, but in any event within thirty (30) days following the date of such request, return any and all copies of Proprietary Information in tangible form, that such party received from the other party and is still in its possession, custody, or control. In addition, each party shall delete or erase all Proprietary Information from its computer systems within the same time period and certify such compliance to the other party in writing, signed by an officer of the certifying party. In the event of the expiration or termination of a Module hereto, each party shall return or eliminate any and all Proprietary Information in its possession, custody, or control which pertains solely to such Module or the contract of services covered by such Module, in the same manner and within the same time period as provided above in this paragraph.

        C. The provisions of this Section III shall survive the termination or expiration of this Master Service Agreement and any Module hereto for a period of three (3) years unless otherwise agreed in writing by both parties.

        D. Notwithstanding any other provision of this Section III, neither party hereto shall be required to return or to delete or erase from its computer systems, any Proprietary Information or portion thereof which such party has received pursuant to this Agreement and is required to retain among its records by law or applicable regulations. In the event either party hereto is required by law or regulation to retain Proprietary Information disclosed to it which the other party has requested to be returned, the party so retaining the Proprietary Information shall advise the disclosing party of that fact and of the law or regulation requiring such retention, and all such retained Proprietary Information shall continue to be maintained confidential as provided in this Agreement and in the applicable provisions hereof which shall survive the termination or expiration of this Agreement.

                       SECTION IV: RESOLUTION OF DISPUTES

        A. INFORMAL RESOLUTION. The parties agree that they shall attempt to resolve any dispute regarding any right, obligation, duty, or liability arising out of the provisions of this Master Service Agreement or any Module through informal discussions or negotiations prior to resorting to formal dispute resolution procedures contained in Subsection B below. If, at any time following the commencement of any such discussions or negotiations, either party determines such discussions or negotiations are not likely to result in a reasonable resolution of the dispute, it may send to the other party a written statement of the issues or problems being discussed or negotiated. If the dispute has not been resolved within sixty (60) days after the mailing of the said statement of issues, either party shall have the right to serve a written demand for arbitration upon the other and thereby commence binding arbitration in accordance with the provisions set forth below. The mailing of the statement of issues and the passage of sixty (60) days from the date of the mailing of such statement of issues shall be conditions precedent to the commencement of any arbitration proceedings hereunder.

        B. BINDING ARBITRATION. Within five (5) working days of delivery of a demand, each party shall designate an arbitrator. The two designated arbitrators shall then select a third arbitrator to complete the full arbitration panel within twenty (20) working days, or as otherwise agreed.

              The arbitration panel shall commence hearing within sixty (60) days of the selection of the panel. The scope of document production and the enforcement of document requests may be ordered by the arbitrators to the extent economical and reasonable. All discovery requests shall be subject to the proprietary rights of the parties, and the arbitrators shall adopt procedures to protect such rights. Except where contrary to the provisions set forth in this Master Service Agreement, the rules of the American Arbitration Association ("AAA") shall be applied, provided, however, that the arbitration need not be conducted under the auspices of the AAA, in which event the fee schedule of the AAA shall not apply.

              All costs of arbitration and any award of attorney's fees shall be awarded pursuant to the provisions of Section XIX of this Master Service Agreement.

              Unless otherwise agreed in writing, the parties shall continue to provide service under any Module, honor all commitments under this Master Service Agreement, and continue to make payments in accordance with this Master Service Agreement during the course of dispute resolution pursuant to the provisions of this Section.

                        SECTION V: SUCCESSORS AND ASSIGNS

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement shall not be assigned by either party hereto without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except as provided in the next succeeding sentence. If another corporation which is a parent, a wholly-owned or controlled subsidiary of a parent ("Sister Company") or a wholly-owned or controlled subsidiary of one of the parties hereto shall succeed to some or all of the business of the corporation which is a party hereto, such party hereto may assign this Agreement to such parent, subsidiary or Sister Company, without the consent of the other party, if such parent, subsidiary or Sister Company shall expressly undertake in writing the performance of the obligation and duties of the party hereto which it is succeeding pursuant to such assignment. Notwithstanding any other provision in this Agreement, Company may assign this Agreement, in whole or in part, to any entity acquiring substantially all of the stock or assets of Company.

                       SECTION VI: INDEPENDENT CONTRACTORS

        Each party agrees that it shall perform its duties, obligations, and services hereunder as an independent contractor and not as the employee or servant of the other party. Except as expressly provided in any Module, neither party nor any personnel employed or furnished by such party shall be deemed the agent, employee, or servant of the other party or be entitled to any benefits available under any plans for such other party's employees. Each party has and hereby retains the right to exercise full control and supervision over the performance of its obligations under this Master Service Agreement and retains full control over the employment, supervision, direction, compensation, and termination of all of its employees assisting in the performance of such obligations. Each party shall be solely responsible for all matters relating to the compensation of its respective employees, including payment of all employment taxes and withholdings due in respect of its employees. Each party shall be responsible for its acts and those of its employees during the performance of such party's duties and obligations hereunder.

                          SECTION VII: INDEMNIFICATION

        The indemnification provisions of this Section shall apply to all matters arising under this Master Service Agreement except that indemnification or limitation of liability or related provisions contained in any Module to this Master Service Agreement shall be controlling and take precedence over this Section.

        To the extent not prohibited by law, each party shall indemnify the other and hold it harmless against any loss, cost, claim, injury, or liability relating to or arising out of negligence or willful misconduct by the indemnifying party or its agents or contractors in connection with any services or duties under this Master Service Agreement.

        The indemnifying party under this Section agrees to defend any suit brought against the other party for any such loss, cost, claim, injury, or liability. Each party agrees to notify the other party promptly, in writing, of any written claims, lawsuits, or demands for which the other party is responsible under this Section and to cooperate in every reasonable way to facilitate defense or settlement of claims. The indemnifying party shall not be liable under this Section for settlement by the indemnified party of any claim, lawsuit, or demand if the indemnifying party has not approved the settlement in advance unless the indemnifying party has had the defense of the claim, lawsuit, or demand tendered to it in writing and has failed to assume such defense.

        No claims under this Section, or claims with respect to charges under this Master Service Agreement or adjustments to such charges, or any other claims with respect to this Master Service Agreement, may be made more than two
(2) years (or such greater time as may be set by law) after the date of the event that gave rise to the claim; provided, however, that claims for indemnity under this Section may be made within two (2) years (or such greater time as may be set by law) of the accrual of the cause of action for indemnity. The mailing of a statement of issues as provided in Section IV.A hereinabove shall constitute a claim with respect to this Master Service Agreement for the purposes of satisfying the claims limitation period requirements of this Section VII.

                      SECTION VIII: LIMITATION OF LIABILITY

        In no event shall either party be liable to the other party for incidental, special, or consequential damages including but not limited to lost profits.

                        SECTION IX: YEAR 2000 COMPLIANCE

        ILLUMINET represents and warrants that the software, hardware and equipment that it uses to provide services under this Master Service Agreement will record, store, process, and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as performed on or before December 31, 1999.

                         SECTION X: COMPLIANCE WITH LAWS

      Each party shall perform all of its obligations and undertakings set forth in this Master Service Agreement in compliance with all applicable laws, orders, and regulations specifically including, without limitation, all applicable laws, orders, and regulations prohibiting discrimination against any employee or applicant for employment by reason of race, color, religion, sex, national origin, age, or disability.

        In the event of any conflict between any provision of this Master Service Agreement and any applicable law, order or regulation (including, without limitation, any order, rule or regulation of any regulatory agency having jurisdiction over the Company which may effect the matters covered by this Master Service Agreement), the parties agree to negotiate in good faith, such reasonable modification(s) as may be required to resolve such conflict.

                            SECTION XI: FORCE MAJEURE

        Neither party shall be held liable for any delay or failure of performance of any part of this Master Service Agreement arising out of or resulting from any cause beyond its control and without its fault or negligence, including, without limitation, acts of God, acts or omissions of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, civil commotion or civil uprisings, insurrections, fires, explosions, nuclear accidents, strikes, lockouts, power blackouts, earthquakes, floods, hurricanes, tornados, volcanic actions, or other similar causes beyond its control. If such delay or failure occurs, the non-delaying party may elect to (a) terminate this Master Service Agreement or any Module thereof for services not already received, if such Force Majeure condition results in a delay or failure to perform which continues for more than thirty (30) days; or
(b) suspend such services for the duration of the delaying cause, obtain elsewhere the services to be bought or sold hereunder, and resume performance under this Master Service Agreement once the delaying cause ceases. Unless written notice is given within thirty (30) days after such non-delaying party is apprised of the delay or failure, (b) shall be deemed selected.

                       SECTION XII: AMENDMENTS AND WAIVERS

        This Master Service Agreement may be amended only by a written agreement signed by both parties. No course of dealing or failure of either party to enforce any provision of this Master Service Agreement shall be construed as a waiver of such provision or of any other provision of this Master Service Agreement. The amendment of any provision of this Master Service Agreement shall not constitute an amendment or modification of any other part of this Master Service Agreement unless expressly stated in such written agreement.

                              SECTION XIII: NOTICES

        All written notices required under this Master Service Agreement shall be given by telephonic facsimile transmission (FAX) or certified mail, return receipt requested, addressed to such designated representative and address as either party may from time to time provide by written notice to the other party, and unless and until any further designation is made, such representative and address for each party shall be as set forth on the signature page hereof.

                           SECTION XIV: GOVERNING LAW

        This Master Service Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

                            SECTION XV: SEVERABILITY

        In the event any provision of this Master Service Agreement shall be held invalid or unenforceable by any Court of competent jurisdiction and if such invalidity or unenforceability shall materially impair achieving the purpose and intent of this Master Service Agreement, then this entire Master Service Agreement shall be invalid and unenforceable. Otherwise, this Master Service Agreement shall be construed as if not containing the particular provision or provisions hereof held to be invalid or unenforceable, and the rights and obligations of the parties shall be construed and enforced accordingly.

                    SECTION XVI: NO THIRD PARTY BENEFICIARIES

        This Master Service Agreement shall not be construed to provide any third party with any remedy, claim, right of action, or other right.

                            SECTION XVII: INTEGRATION

        This Master Service Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. All representations, statements, negotiations, understandings, proposals, and undertakings, whether oral or in writing, with respect to the subject matter hereof are superseded and replaced by this Master Service Agreement.

                             SECTION XVIII: SURVIVAL

        Any liability or obligation of either party to the other for acts or omissions prior to the expiration or termination of this Master Service Agreement or any part hereof, including, without limitation, either party's obligation to make payment for services rendered prior to the effective date of such expiration or termination, and the obligations of each party regarding the protection of Proprietary Information shall survive the expiration or termination of this Master Service Agreement or any part hereof.

                     SECTION XIX: ATTORNEYS' FEES AND COSTS

        In the event binding arbitration is commenced by either party to enforce any covenant or undertaking of this Master Service Agreement, the prevailing party in such arbitration shall be entitled to recover all reasonable costs and expenses incurred in connection with such arbitration, including, without limitation, costs of arbitration and a reasonable attorney's fee, and all such sums shall be included in any ruling entered in said arbitration.

                              SECTION XX: HEADINGS

        The headings in this Master Service Agreement have been inserted for convenience only and are not to be considered a part hereof and shall in no way be construed to define or limit any of the terms herein or affect the meaning or interpretation of any of the provisions of this Master Service Agreement.

                                SECTION XXI: TERM

        This Master Service Agreement shall continue in full force and effect from the Effective Date until terminated by either party pursuant to written notice delivered by the terminating party to the other party, not less than ninety (90) days prior to the intended termination date. Notwithstanding the foregoing sentence, this Master Service Agreement shall continue in full force and effect for so long as any Module hereto is in effect, and this Master Service Agreement may not be terminated pursuant to the foregoing sentence unless any Module in effect at a given time, may, by its terms, also be terminated at such time.

                     SECTION XXII: EXECUTION IN COUNTERPARTS

        This Master Service Agreement or any part hereof may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                    SECTION XXIII: INCORPORATION BY REFERENCE

        Attachment A annexed hereto is, respectively by each and every reference thereto incorporated herein as though fully set forth herein.

                                      # # #

        IN WITNESS WHEREOF, each of the parties hereto has made and caused this Master Service Agreement, to be duly executed for it and on its behalf by its authorized representative, to be effective the date of the last signature below (the "Effective Date").

        Note: The signatories to this Agreement hereby warrant and represent that they have the authority to execute this Agreement on behalf of the entity or entities for which they sign.

                                       ILLUMINET, INC.

March 29,1999                          By: /s/ RICHARD R. WOLF
-----------------------------------       ------------------------------------
Date Signed                            Richard R. Wolf
                                       Director, Legal and Regulatory Affairs

                                       ILLUMINET ADDRESS:
                                       Illuminet, Inc.
                                       4501 Intelco Loop SE
                                       Lacey, WA  98503

                                                                     "ILLUMINET"

                                       EACH COMPANY IDENTIFIED ON
                                       ATTACHMENT "A" ATTACHED HERETO

3/25/99                                By: /s/ MICHAEL BLACK
-----------------------------------       ------------------------------------
Date Signed                            Its Authorized Representative

                                       Michael Black
                                       ---------------------------------------
                                       Printed Name of Signatory

                                       Senior VP
                                       ---------------------------------------
                                       Title of Signatory

                                                                       "COMPANY"

                                  ATTACHMENT A
                                       TO
                            MASTER SERVICE AGREEMENT

                             PARTICIPATING COMPANIES

                                        (ILLUMINET
                                         COMPLETES)
COMPLETE LEGAL NAME AND                  EFFECTIVE        STATE OF         LOCATED IN
ADDRESS OF PARTICIPATING COMPANY           DATE         INCORPORATION       (STATE)              OCN
--------------------------------           ----         -------------       -------              ---
Advanced Tel Com Group, Inc.                              Delaware         California           4268
100 Stony Point Rd. Suite 130                                              applies to
Santa Rosa, CA 95401                                                       all States

Advanced Tel Com Group, Inc.                              Delaware         California           4296
100 Stony Point Rd. Suite 130                                                (only)
Santa Rosa, CA 95401

Advanced Tel Com Group, Inc.                              Delaware           Oregon             4271
100 Stony Point Rd. Suite 130                                                (only)
Santa Rosa, CA 95401

Advanced Tel Com Group, Inc.                              Delaware         Washington           4272
100 Stony Point Rd. Suite 130                                                (only)
Santa Rosa, CA 95401

                                                                     Page 1 of 1